UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 26, 2005

GALAXY ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	0-32237 (Commission File Number)	98-0347827 (IRS Employer Identification No.)

1331 – 17th Street, Suite 1050, Denver, Colorado 80202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (303) 293-2300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02          Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 26, 2005, Carmen J. Lotito, tendered his resignation as Executive Vice President, Chief Financial Officer and Treasurer of the Company, effective as of the close of the business on July 26, 2005, so that he could take similar positions with GSL Energy Corporation. No business, competitive or financial issues regarding the Company played a role in Mr. Lotito’s decision and Mr. Lotito will continue to serve as one of the Company’s directors.

Effective July 27, 2005, Christopher S. Hardesty (age 60), who has served as Secretary of the Company since June 21, 2005, has been appointed to the additional positions of Senior Vice President, Chief Financial Officer and Treasurer of Galaxy Energy Corporation. Mr. Hardesty has also served as the Company’s Director of Corporate Finance since October 2004. Mr. Hardesty has over thirty years of experience in all financial aspects of the energy industry including corporate finance, strategic planning, treasury and banking and business development.

Mr. Hardesty received an MBA from the Wharton School of the University of Pennsylvania in May 1972. During his career, Mr. Hardesty has served as Supply and Food Service Officer aboard two U.S. Navy nuclear submarines, Treasurer of Esso Caribbean, Vice President and Treasurer of Newmont Mining Corporation, Chief Financial Officer of Newmont Gold Company, Chief Financial Officer of DEKALB Energy Company, and Chief Financial Officer of Presidio Oil Company. Mr. Hardesty served as Treasurer of Pameco Corporation, a private, venture capital-owned, turnaround company in the heating, ventilation and air conditioning (HIVAC) industry from October 2000 to July 15, 2003. Mr. Hardesty was serving as Treasurer of Pameco Corporation at the time its owners decided to terminate the business and the company filed for bankruptcy protection from creditors in June 2003. Mr. Hardesty was one of the founders, in May 1996, of Sys.Test Labs, LLC, a private, Denver-based company providing software testing services to private companies and government entities at the federal, state and local level. He has served as Chief Financial Officer of Sys.Test Labs since the time of its founding. None of these organizations is related to the Company.

There are no arrangements or understandings between Mr. Hardesty and any other person(s) pursuant to which Mr. Hardesty was selected to be an officer of the Company. In addition, there are no family relationships between Mr. Hardesty and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer.

Mr. Hardesty receives an annual salary of $100,000 for his services to the Company and stock options as approved by the Company’s Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GALAXY ENERGY CORPORATION
July 29, 2005	By: /s/ Marc E. Bruner Marc E. Bruner